Exhibit 10.34

RETENTION AGREEMENT

Proterra Inc
September 15, 2021

Dear JoAnn Covington:
Proterra Inc, a Delaware corporation (the “Company”) is very pleased to offer you the opportunity to receive the retention benefit described below.
Retention Bonus.  Subject to your continued employment with the Company or its subsidiaries through to September 13, 2022 (the “Retention Date”), the Company will pay you a cash bonus in the total amount of $250,000, less applicable withholding taxes and deductions (the “Retention Bonus”). The Retention Bonus shall be paid within thirty (30) days from the Retention Date.
Notwithstanding the foregoing, in the event that your employment is terminated by the Company or its subsidiaries without Cause (as defined below) prior to the Retention Date, you will remain eligible to receive the Retention Bonus (which shall be paid within thirty (30) days from your last day of work). You will not be eligible for a retention bonus if you resign from employment with the Company or its subsidiaries for any reason or the Company or its subsidiaries terminates your employment for Cause before the Retention Date.
For purposes of this letter, “Cause” means (i) an unauthorized use or disclosure by you of the Company’s or its subsidiaries’ confidential information or trade secrets, which use or disclosure causes or is reasonably likely to cause material harm to the Company or its subsidiaries, (ii) a material breach of any agreement between you and the Company or its subsidiaries, (iii) a material failure to comply with the Company’s or its subsidiaries’ written policies or rules that has caused or is reasonably likely to cause material injury to the Company, its successor, or its affiliates, or any of their business, (iv) conviction of, or plea of “guilty” or “no contest” to, a felony under the laws of the United States or any state thereof, (v) willful misconduct that has caused or is reasonably likely to cause material injury to the Company, its successor, or its affiliates, or any of their business, (vi) embezzlement, (vii) failure to cooperate with the Company or its subsidiaries in any investigation or formal proceeding if the Company or its subsidiary, as applicable, has requested your reasonable cooperation, (viii) violation of any applicable federal, state or foreign statutes, laws or regulations or (ix) a continued failure to perform assigned duties after receiving written notification of such failure from the Company’s or its subsidiaries’, as applicable, Chief Executive Officer provided that you must be provided with written notice of your termination for “Cause” and you must be provided with a thirty (30) day period following your receipt of such notice to cure the event(s) that trigger “Cause,” with the Company’s or its subsidiaries’, as applicable, Board of Directors making the final determination whether you have cured any Cause.
The obligation to pay the benefits hereunder shall at all times be an unfunded and unsecured obligation of the Company or its subsidiaries and be paid out of the general assets of the Company or its subsidiaries.

Confidential. We request that you keep this letter agreement confidential. You agree that you will not disclose to others the existence or terms of this letter agreement, except that you may disclose such information to your spouse, attorney or tax adviser.

At Will Employment. You remain an at-will employee of the Company or its subsidiaries, which means the employment relationship can be terminated by either of us for any reason, at any time, with or without prior notice and with or without cause. Nothing in this Agreement changes the nature of that relationship.
Choice of Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of California (other than their choice-of-law provisions).
Entire Agreement. This letter agreement supersedes any and all prior understandings and agreements, whether oral or written, between or among the parties hereto with respect to the specific subject matter hereof.

Please sign below to acknowledge the terms of this letter agreement.
Very truly yours,

/s/ John J. Allen
John J. Allen, Chief Executive Officer

I hereby acknowledge, accept and agree to the terms as set forth above.
/s/ JoAnn C. Covington        Date signed: 9/15/2021